UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 23, 2020

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	NASDAQ Capital Market

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On January 23, 2020, Repro Med Systems, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement dated as of January 1, 2020 with Karen Fisher, the Company’s Chief Financial Officer (the “A&R Employment Agreement”). The following summary of the A&R Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the terms of the A&R Employment Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The material terms of the A&R Employment Agreement are as follows:

•	Ms. Fisher’s annual base compensation will be $250,000 (“Base Salary”), subject to increase but not decrease, at the discretion of the Company’s Board of Directors.

•

Ms. Fisher will be eligible to earn an annual bonus of 30% of Base Salary in accordance with the Company policy and procedure for granting of a specified executive bonus based on achievement of goals set in the Company’s annual budgeting process (“Annual Bonus”).

•

Ms. Fisher’s employment with the Company is “at-will,” meaning that Ms. Fisher may terminate her employment at any time for any reason or no reason, and that Company may terminate Ms. Fisher’s employment at any time for any reason or no reason.

•

Upon termination of Ms. Fisher’s employment by the Company without Cause or for Good Reason (as defined in the agreement), subject to her execution of a customary general release of claims in favor of the Company and its affiliates, Ms. Fisher will be entitled to receive an amount equal to twelve (12) months of Ms. Fisher’s then-current Base Salary, to be paid in accordance with the Company’s normal payroll practices after the termination date. Ms. Fisher will further be entitled to payment of her Annual Bonus, if earned. For the same twelve (12) month period after the termination date, the Company will also pay premiums for Ms. Fisher’s health insurance as currently enrolled on the termination date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of January 1, 2020 between Repro Med Systems, Inc. and Karen Fisher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: January 24, 2020	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer